UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 20, 2004


                            MARMION INDUSTRIES CORP
             (Exact name of registrant as specified in its charter)


                                    FLORIDA

         (State or other jurisdiction of incorporation or organization)



                   000-31507                             06-1588136
            (Commission File Number)          (IRS Employer Identification No.)

     9103 EMMOTT ROAD, BUILDING 6, SUITE A,
                  HOUSTON, TEXAS                            77040
         (principal executive offices)                   (Zip Code)



                                 (713) 466-6585
              (Registrant's telephone number, including area code)

     This Current Report on Form 8-K/A is to report the financial information that was required to be presented as a result of the contribution by Wilbert H. Marmion, the President and Chief Executive Officer of the Registrant, on May 20, 2004 of all of his shares of common stock in Marmion Investments, Inc., a Texas corporation d/b/a Marmion Air Service, to the Registrant as a contribution to the Registrant's capital. The shares contributed to the Registrant by Wilbert H. Marmion constituted one hundred percent of the issued and outstanding shares in Marmion Investments, Inc.

     As  a  result  of  the  capital  contribution  by  Mr.  Marmion,  Marmion
Investments,  Inc.  became  a  wholly-owned  subsidiary  of  the  Registrant.

ITEM 9.01.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     See Item 9.01(a) attached herewith.


(b)  PRO FORMA FINANCIAL INFORMATION.

     See Item 9.01(b) attached herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2004

                                   MARMION INDUSTRIES CORP.


                                   By/s/Wilbert H. Marmion
                                     -------------------------------------------
                                     Wilbert H. Marmion, Chief Executive Officer

                                                                    ITEM 9.01(A)



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  Marmion Investments, Inc.
  Houston, Texas

We have audited the accompanying balance sheet of Marmion Investments, Inc. as of December 31, 2003 and the related statements of operations, stockholders' deficit, and cash flows for each of the two years then ended. These financial statements are the responsibility of Marmion Investments, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marmion Investments, Inc. as of December 31, 2003 and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.


Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

September 10, 2004

                            MARMION INVESTMENTS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2003



                              ASSETS
Current assets
  Cash                                                               $  78,862
  Accounts receivable, net of allowance for doubtful accounts of $0    150,498
                                                                     ----------
    Total current assets                                               229,360

Property and equipment, net                                            123,259
                                                                     ----------

    TOTAL ASSETS                                                     $ 352,619
                                                                     ==========

               LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities
  Accounts payable                                                   $  89,546
  Accrued expenses                                                      29,628
  Accrued salaries - officers                                          344,592
  Advances - stockholder                                                91,109
  Notes payable - related party                                        245,000
  Current maturities of notes payable                                   17,430
                                                                     ----------
    Total current liabilities                                          817,305

Notes payable, net of current maturities                                43,700
                                                                     ----------

    TOTAL LIABILITIES                                                  861,005

Commitments

STOCKHOLDER'S DEFICIT:
  Common stock, $25 par value, 1,000 shares authorized,
    40 shares issued and outstanding                                     1,000
  Retained earnings                                                   (509,386)
                                                                     ----------
    Total Stockholder's Deficit                                       (508,386)
                                                                     ----------

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT                          $ 352,619
                                                                     ==========


      See accompanying summary of accounting policies and notes to financial statements.

                    MARMION INVESTMENTS, INC.
                    STATEMENTS OF OPERATIONS
            YEARS ENDED DECEMBER 31, 2003 AND 2002


                                         2003        2002
                                      ----------  ----------

Revenues                              $ 880,043   $ 819,349

Cost of sales                           587,803     442,557
                                      ----------  ----------

Gross profit                            292,240     376,792
                                      ----------  ----------

Costs and expenses
   Salaries and employee benefits       389,988     379,426
   General and administrative           248,027     311,672
                                      ----------  ----------
     Total costs and expenses           638,015     691,098
                                      ----------  ----------

Net loss                              $(345,775)  $(314,306)
                                      ==========  ==========

Net loss per share                    $  (8,644)  $  (7,858)
                                      ==========  ==========

Weighted average shares outstanding:
  Basic and diluted                          40          40
                                      ==========  ==========



      See accompanying summary of accounting policies and notes to financial statements.

                            MARMION INVESTMENTS, INC.
                      STATEMENTS OF STOCKHOLDER'S DEFICIT
                     YEARS ENDED DECEMBER 31, 2003 AND 2002


                        Common Stock      Additional
                     -------------------   Paid-In     Accumulated
                       Shares    Amount    Capital       Deficit         Total
                     ----------  -------  ----------  --------------  -----------

Balance,
  December 31, 2001          40  $ 1,000  $        -  $     213,695   $  214,695

Distributions                 -        -           -        (63,000)     (63,000)

Net loss                      -        -           -       (314,306)    (314,306)
                     ----------  -------  ----------  --------------  -----------

Balance,
  December 31, 2002          40    1,000           -       (163,611)    (162,611)

Net loss                      -        -           -       (345,775)    (345,775)
                     ----------  -------  ----------  --------------  -----------

Balance,
  December 31, 2003          40  $ 1,000  $        -  $    (509,386)  $ (508,386)
                     ==========  =======  ==========  ==============  ===========


      See accompanying summary of accounting policies and notes to financial statements.

                            MARMION INVESTMENTS, INC.
                            STATEMENTS OF CASH FLOWS
                      YEAR ENDED DECEMBER 31, 2003 AND 2002

                                                        2003        2002
                                                     ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                           $(345,775)  $(314,306)
  Adjustments to reconcile net loss to cash used in
    operating activities:
      Depreciation and amortization                     36,192      29,500
      Loss on disposition of asset                       4,945           -
      Bad debt expense                                       -      51,136
        Changes in assets and liabilities:
          Accounts receivable                          (58,963)    (56,424)
          Accounts payable                              50,250      31,471
          Accrued expenses                              18,024       5,876
          Accrued salaries - officers                  134,592     130,000
                                                     ----------  ----------

CASH FLOWS USED IN OPERATING ACTIVITIES               (160,735)   (122,747)
                                                     ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Advances to related party                                  -     (38,436)
  Proceeds on disposition of property and equipment     20,421           -
  Capital expenditures                                 (96,882)    (10,906)
                                                     ----------  ----------

CASH FLOWS USED IN INVESTING ACTIVITIES                (76,461)    (49,342)
                                                     ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Distribution to stockholder                                -     (63,000)
  Advances - stockholder, net                           66,879       4,000
  Proceeds from notes payable - related party          245,000           -
  Proceeds from notes payable                           50,636           -
  Repayment of notes payable                           (37,299)    (14,454)
                                                     ----------  ----------

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        325,216     (73,454)
                                                     ----------  ----------

NET INCREASE (DECREASE) IN CASH                         88,020    (245,543)

Cash, beginning of period                               (9,158)    236,385
                                                     ----------  ----------

Cash, end of period                                  $  78,862   $  (9,158)
                                                     ==========  ==========

SUPPLEMENTAL DISCLOSURES
  Interest paid                                      $   2,949   $   8,429
                                                     ==========  ==========
  Income taxes                                       $       -   $       -
                                                     ==========  ==========



      See accompanying summary of accounting policies and notes to financial statements.

                            MARMION INVESTMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

Nature of our Business

Marmion Investments, Inc., a Texas corporation d/b/a Marmion Air Service ("Marmion Air"), was incorporated on June 8, 1995. Marmion Air Service commenced operations in 1998 in residential and commercial HVAC service. Marmion Air specializes in explosion-proof heating, ventilation, cooling pressurization and chemical filtration solutions for mission-critical applications.

Basis of Accounting

Marmion Air maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Allowance for Doubtful Accounts

Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts receivable. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

From July 2001 through November 2002, Marmion Air advanced money to an individual who was going to become a partner with Mr. Marmion. During 2002, the individual decided to leave Marmion Air, accordingly Marmion Air recorded a $51,136 bad debt expenses in 2002.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally three to seven years.

Long Lived Assets

The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. The Company has not identified any such impairment losses.

Revenue Recognition

Marmion Air recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met at the time product is shipped or services are performed.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.


NOTE 2 - PROPERTY AND EQUIPMENT:

Components  of  property  and  equipment,  at  December 31, 2003 are as follows:

     Vehicles                        $147,771
     Warehouse equipment               26,882
     Computers                          9,392
     Furniture and fixtures             6,498
                                     ---------
                                      190,543
     Less: accumulated depreciation   (67,284)
                                     ---------
                                     $123,259
                                     =========

Depreciation  expense totaled $36,192 and $29,500 in 2003 and 2002, respectively

In September 2003, Marmion Air received $20,421 in the disposition of a vehicle resulting in a loss of $4,945. The proceeds were used to pay off the remaining balance of the note for the vehicle.


NOTE 3 - ADVANCES - STOCKHOLDER

Marmion Air has received net advances from its sole stockholder of $91,109. The advances are unsecured and are due upon demand. Interest is being accrued at 10% per year. Accrued interest for the years ended 2003 and 2002 are $17,029 and $7,447, respectively.


NOTE 4 - NOTES PAYABLE - RELATED PARTY

As of December 31, 2003, the sister-in-law of the stockholder advanced $245,000 to Marmion Air. The same related party then advanced $15,000 per week though May 12, 2004 bringing the total cash advanced to $500,000. Starting May 20, 2004 Marmion Air began re-paying the loan at a rate of $25,000 per week. The repayment terms have been orally agreed to. Interest for the loan is being accrued at the rate of 6% per year. Interest in 2003 is minimal due to the cash being advanced so late in the year.


NOTE 5 - NOTES PAYABLE

Marmion Air entered into two financing agreements to purchase automobiles in 2003 totaling $35,445 and $16,957 with interest rates of 7.55% and 13.45%, respectively. Monthly payments on the vehicles are $711 and $575, respectively. The notes are secured by the vehicles. The terms of the financing agreements are 60 and 36 months, respectively, expiring in fiscal years 2008 and 2006. The balances due on these two notes are $33,679 and $16,957 as of December 31, 2003.

Marmion Air entered into a financing agreement to purchase automobiles in both 1999 and 2000 totaling $25,154 and $19,337 with interest rates of 7.95% and 12.00%, respectively. Monthly payments on the vehicles are $511 and $432, respectively. The notes are secured by the vehicles. The terms of the financing agreements are both 60 months, expiring in fiscal years 2004 and 2005, respectively. The balances due on these two notes are $1,577 and $8,917 as of December 31, 2003.

Future maturities of these notes are as follows:

     Year Ending December 31,

               2004             $ 17,430
               2005               16,943
               2006               13,103
               2007                7,744
               2008                5,910
                                ---------
                                   61,130
     Less: current portion       (17,430)
                                ---------
                                   43,700
                                =========


NOTE 6 - INCOME TAXES

For the period from inception through December 31, 2003, Marmion Air has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The valuation allowance increased approximately $570,000. The cumulative net operating loss carry-forward is approximately $525,000 at December 31, 2003, and will expire in the years 2022 through 2023.

Deferred income taxes consist of the following at December 31, 2003:

Long-term:
  Deferred tax assets             $    296,000
  Valuation allowance                 (296,000)
                                  -------------
                                  $          -
                                  =============


NOTE 7 - COMMITMENTS

Office Lease

Marmion Air leases office facilities under an operating lease that expired on April 30, 2004. Rent expense was $35,653 and $29,922 for 2003 and 2002, respectively. Monthly rent is $2,825 per month. In 2004, Marmion Air extended the lease twelve months to now expire April 30, 2005. Monthly rent for the new lease term is $2,850 per month.

Officers Salaries

Accrued Salaries - Officers consists of salaries to two officers under oral agreements. The officers' salaries are $120,000 and $60,000 per year.


NOTE 8 - MAJOR CUSTOMERS AND VENDORS

Major customers during the year ended December 31, 2003 and 2002 as shown as a percent of total revenue were:

     ------------------------------------
                            2003    2002
     --------------------  ------  ------
     Customer A              31%       -
     --------------------  ------  ------
     Customer B              26%      47%
     --------------------  ------  ------
     Customer C              15%       -
     ------------------------------------


In 2003, Marmion Air purchased just over half of its goods from one vendor. In 2002, Marmion Air purchased about 72% of their goods from three vendors.

NOTE 9 - SUBSEQUENT EVENT

On May 20, 2004, Wilbert H. Marmion, the President and Chief Executive Officer of Marmion Industries Corp. (formerly International Trust & Financial Systems, Inc.) contributed all of his shares of common stock in Marmion Investments, Inc., a Texas corporation d/b/a Marmion Air Service, to Marmion Industries Corp. (formerly International Trust & Financial Systems, Inc.) as a contribution to Marmion Industries Corp.'s capital. The shares contributed to Marmion Industries Corp. (formerly International Trust & Financial Systems, Inc.) represent one hundred percent of the issued and outstanding shares in Marmion Investments, Inc.

For accounting purposes, this transaction was treated as an acquisition of Marmion Industries Corp. (formerly International Trust & Financial Systems, Inc.) and a recapitalization of Marmion Investments, Inc. Marmion Investments, Inc. is the accounting acquirer and the results of its operations carry over. Accordingly, the operations of Marmion Industries Corporation (formerly International Trust & Financial Systems, Inc.) are not carried over and will be adjusted to $0.

                                                                    ITEM 9.01(B)

PRO FORMA CONSOLIDATED BALANCE SHEET

The following pro forma balance sheet has been derived from the balance sheet of International Trust and Financial Systems, Inc. ("International Trust") at December 31, 2003 and adjusts such information to give effect to the acquisition of Marmion Investments, Inc. ("Marmion Investments"), as if the acquisition had occurred at December 31, 2003. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2003. The pro forma balance sheet should be read in conjunction with the notes thereto and Marmion Investment's financial statements and related notes thereto contained elsewhere in this filing.

On January 19, 2004, a change in control occurred as the result of the acquisition of International Trust's capital stock by Wilbert H. Marmion and Steven F. Owens. In connection with a Purchase and Escrow Agreement dated November 12, 2003, by International Trust and Wilbert H. Marmion, and J. Bennett Grocock, P.A., on January 19, 2004, Mr. Marmion acquired 2,360,430 shares of International Trust's common stock and 2,870,000 shares of Series A preferred stock. The Series A preferred shares is convertible into 40 shares of common stock, and each preferred share has the same voting rights as 40 shares of our common stock. On January 19, 2004, Mr. Owens acquired 2,999,855 shares of our free-trading common stock.

As a result of the transactions, Mr. Marmion acquired control of International Trust. In connection with the transactions, International Trust changed its name to Marmion Industries Corp.

In May 2004, Mr. Marmion contributed Marmion Investments, Inc. to Marmion Industries Corp.

For accounting purposes, this transaction was treated as an acquisition of Marmion Industries Corp. and a recapitalization of Marmion Investments, Inc. Marmion Investments, Inc. is the accounting acquirer and the results of its operations carryover. Accordingly, the operations of Marmion Industries Corp. are not carried over and will be adjusted to $0. In connection with the reverse merger, Marmion Investments, Inc. acquired $0 in assets and assumed $0 in liabilities.

The financial statements are presented based on this recapitalization, whereby, Marmion Investments has 4,720,860 common shares outstanding and 2,870,000 Series A preferred stock as of December 31, 2003.

Pro forma information giving effect to the acquisition as if the acquisition took place on December 31, 2003 is presented as follows.

                                      International      Marmion      Adjustments    Pro Forma
                                          Trust        Investments

Cash                                 $            -   $     78,862   $          -   $   78,862
Accounts receivable                               -        150,498              -      150,498
                                     ---------------  -------------  -------------  -----------
  Total current assets                            -        229,360              -      229,360

Property and equipment                            -        123,259              -      123,259
                                     ---------------  -------------  -------------  -----------

                                     $            -   $    352,619   $          -   $  352,619
                                     ===============  =============  =============  ===========

Accounts payable                     $            -   $     89,546              -   $   89,546
Accrued expenses                                  -         29,628              -       29,628
Accrued salaries - officers                       -        344,592              -      344,592
Advances - stockholder                            -         91,109              -       91,109
Notes payable - related party                     -        245,000              -      245,000
Current maturities of notes payable               -         17,430              -       17,430
                                     ---------------  -------------  -------------  -----------
    Total current liabilities                     -        817,305              -      817,305

Long-term liabilities                             -         43,700              -       43,700
                                     ---------------  -------------  -------------  -----------

  Total liabilities                               -        861,005              -      861,005
                                     ---------------  -------------  -------------  -----------

Stockholder's Deficit:
  Preferred stock                           147,669              -              -      147,669
  Common stock                               30,286          1,000        (26,565)       4,721
  Additional paid in capital                859,393              -       (786,785)      72,608
  Retained earnings                      (1,037,348)      (509,386)       813,350     (733,384)
                                     ---------------  -------------  -------------  -----------
    Total Stockholder's Equity                    -       (508,386)             -     (508,386)
                                     ---------------  -------------  -------------  -----------

                                     $            -   $    352,619   $          -   $  352,619
                                     ===============  =============  =============  ===========

NOTE 1 - BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet is presented assuming the acquisition occurred December 31, 2003. The unaudited consolidated financial statements are based on the historical financial statements of Marmion Investments which are included elsewhere in this filing and should be read in conjunction with those financial statements and notes thereto. The unaudited consolidated financial statements may not necessarily be indicative of the results which would actually have occurred if the merger had been in effect on the date or for the period indicated or which may result in the future.


NOTE 2 - PRO FORMA CONSOLIDATED BALANCE SHEET

The pro forma adjustments to the unaudited pro forma consolidated balance sheet reflect the following adjustments:

     -    Elimination of all equity accounts of International Trust.
     - Issuance of 4,720,860 shares of $.001 par value common stock to Marmion Investments.
     -    Issuance of 2,870,000 shares of Series A preferred stock.

After the acquisition, there will be 35,464,901 shares of common stock outstanding and 2,870,000 shares of Series A preferred stock. International Trust's prior stockholders will hold 30,744,041 of common stock.